UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

INFINITE GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-21816	52-1490422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Office Park Way

Pittsford, New York 14534

(Address of principal executive offices and Zip Code)

(585) 385-0610

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

   ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01          Other Events

Background

In October 2009, Infinite Group, Inc. (the “Company”) received a report from the Department of Treasury (the "Treasury") that stated that the Treasury staff disagreed with the Company’s position related to the Osley &Whitney, Inc. Retirement Plan (the “O&W Plan”) and as a result, the Company was responsible for excise taxes attributed to the O&W Plan funding deficiency of $1,836,359 for the years 2003 through 2007 which funding deficiency can only be corrected by contributing $1,836,359 to the O&W Plan. The report also stated that proposed 10% excise taxes of $348,500, penalties for late payment of excise taxes of approximately $1.2 million and 100% excise taxes of approximately $3.5 million related to the years ended December 31, 2006 and 2007 may be imposed.

On November 1, 2011, in accordance with the terms of the Settlement Agreement, dated September 6, 2011 (the “Settlement Agreement”), between the Company and the Pension Benefit Guaranty Corporation (the “PBGC”), the Company received from the PBGC the executed Agreement for Appointment of Trustee and Termination of the O&W Plan (the “Trusteeship Agreement”).  The Trusteeship Agreement: (i) terminated the O&W Plan; (ii) appointed the PBGC as the statutory trustee of the O&W Plan; and (iii) established November 30, 2001 as the termination date for the O&W Plan.

Current Development

On March 30, 2012, the Company received the decision of United States Tax Court entered on March 27, 2012 (the "Decision") wherein the Court determined that the Company did not have any liability for taxes, excise taxes or penalties for the taxable years 2006 or 2007 related to the O&W Plan.

As a result of this development, the Company’s March 31, 2012 financial statements will reflect an approximate $480,000 reduction in liabilities previously accrued and reflected related to excise taxes, including late fees and interest, on unfunded O&W Plan contributions. At December 31, 2011, this amount was included on the Company’s balance sheet under Current Liabilities - Accrued retirement and pension.

Since the PBGC terminated the O&W Plan as of November 30, 2001 and the United States Tax Court decided on March 27, 2012 that no excise taxes are due as stated herein, the Company has no further obligations to the O&W Plan, the PBGC and the Treasury other than those stated in the Settlement Agreement with the PBGC which are reflected in the Company's financial statements on Form 10-K at December 31, 2011.

The foregoing summary of the Settlement Agreement is qualified in its entirety by reference to the agreement which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated September 12, 2011.

Item 9.01.          Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated April 2, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2012	INFINITE GROUP, INC.

/s/ James Villa
James Villa
Acting Chief Executive Officer and President

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